Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Editorial Contact:	Camille Dager
camille@hbmadv.com
Shawn Salvatore
shawn@hbmadv.com
HB&M (for Rockwood)
Philadelphia, Pa., USA
Phone: 215-440-9800

Rockwood Reports Solid Fourth-Quarter and Full Year 2005 Results

Princeton, New Jersey; March 20, 2006 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced preliminary and unaudited results for the fourth quarter and full year 2005. The Company reported:

•                  Sales of $762.4 million for the fourth quarter of 2005, up 6.5% compared to the same period in the prior year. Sales for the full year were $3,121.2 million compared to $1,743.5 million in 2004.

•                  Net loss for the fourth quarter of 2005 of $17.8 million, including $38.4 million of net non-recurring and other special charges, compared to a loss of $169.9 million in the fourth quarter last year. The loss of $169.9 million in the prior year included $200.8 million of net non-recurring and other special charges.

•                  Net income for the full year 2005 was $95.8 million, including income of $25.3 million related to net non-recurring and other special items, compared to a loss of $216.1 million in 2004, including $246.9 million of net non-recurring and other special charges.

•                  Diluted loss per share was $(0.24) per share in the fourth quarter of 2005 compared to a diluted loss per share of $(3.41) per share in the prior year. Diluted earnings per share was $1.52 per share for the full year 2005 compared to a diluted loss per share of $(6.66) in 2004.

•                  Adjusted EBITDA of $137.2 million for the fourth quarter of 2005, down 0.7% from the same period last year, but up 4.8% on a pro forma basis excluding the impact of acquisitions and foreign currency changes.

•                  Adjusted EBITDA for the full year 2005 of $570.9 million, an increase of 71.8% compared to the full year 2004 and an increase of 5.3% on a pro forma basis and excluding the impact of foreign currency changes.

The Company expects to file its Form 10-K for the year ended December 31, 2005 by March 31, 2006.

Seifi Ghasemi, Chairman and Chief Executive Officer, said “We generated solid overall results for the fourth quarter of 2005 particularly in Advanced Ceramics, Specialty Chemicals and Specialty Compounds. These segments benefited from strong demand and strong market position, enabling us to increase prices and pass along cost increases. During the full year 2005 we made significant progress, including the successful completion of our IPO and the full integration of our Dynamit Nobel acquisition.”

Consolidated Results: 2005 compared to As Reported 2004

Fourth quarter 2005 net sales were $762.4 million and Adjusted EBITDA was $137.2 million compared to fourth quarter 2004 net sales of $715.6 million and Adjusted EBITDA of $138.1 million. Fourth quarter net sales were up 6.5% and Adjusted EBITDA was down slightly as compared to the prior year. Unfavorable currency changes, primarily the weaker euro, negatively impacted net sales and Adjusted EBITDA by approximately 5.4% and 5.6%, respectively, in the fourth quarter of 2005. Net sales were favorably impacted in general by higher selling prices to compensate for higher raw material and energy costs.

Net loss in the fourth quarter of 2005 was $17.8 million compared to a net loss of $169.9 million in the fourth quarter of 2004. Net loss in the fourth quarter of 2005 included $38.4 million of net non-recurring and other special charges, after tax, including $44.7 million of impairment charges recorded in connection with our Rohner facility in Pratteln, Switzerland ($35.1 million charge net of minority interest income). Rohner AG was sold in March 2006. Net loss in the fourth quarter of 2004 included $200.8 million of net non-recurring and other special charges, after tax, including a $104.3 million valuation allowance to reduce U.S. federal deferred tax assets and $55.1 million of foreign exchange losses on euro denominated debt.

Full year 2005 net sales were $3,121.2 million and Adjusted EBITDA was $570.9 million compared to 2004 net sales of $1,743.5 million and Adjusted EBITDA of $332.4 million; an increase of 79.0% and 71.8%, respectively. Approximately 67% of our 2005 net sales were generated by shipments to countries outside North America.

Full year 2005 net income was $95.8 million compared to a 2004 net loss of $216.1 million. Full year 2005 net income included income of $25.3 million related to net non-recurring and other special items, after tax, including foreign exchange gains of $69.3 million after tax on euro denominated debt and the reversal of valuation allowances of

$18.1 million on U.S. deferred tax assets, partially offset by charges of $23.8 million related to our initial public offering (IPO) and the Rohner impairment charge of $44.7 million ($35.1 million charge net of minority interest income). Full year 2004 net loss included $246.9 million of net non-recurring and other special charges, after tax, primarily related to a valuation allowance of $104.3 million to reduce U.S. federal deferred tax assets, foreign exchange losses on euro denominated debt of $76.4 million after tax and acquisition related inventory write-up reversals of $37.8 million after tax.

As reported results in 2004 do not include the results of the businesses acquired in the Dynamit Nobel acquisition prior to the acquisition date of July 31, 2004, the business from Johnson Matthey prior to August 31, 2004 and any results from Groupe Novasep which was acquired on December 31, 2004. As reported results in 2005 and 2004 do not include the results of the businesses acquired from Sud-Chemie AG on December 31, 2005.

Consolidated Results: 2005 compared to Pro Forma 2004

Fourth quarter 2005 net sales and Adjusted EBITDA of $762.4 million and $137.2 million, respectively, compares to fourth quarter 2004 pro forma net sales of $755.1 million and pro forma Adjusted EBITDA of $137.2 million; an increase of 1.0% in net sales. Unfavorable currency changes, primarily the weaker euro, negatively impacted net sales and Adjusted EBITDA by approximately 5.5% and 4.8%, respectively, in the fourth quarter of 2005 on a pro forma basis. Our pro forma results include the results from the acquisitions in 2004 as if they had occurred at the beginning of the period presented.

Full year 2005 net sales and Adjusted EBITDA of $3,121.2 million and $570.9 million, respectively, compares to 2004 pro forma net sales of $2,913.0 million and pro forma Adjusted EBITDA of $539.9 million; an increase of 7.1% and 5.7%, respectively.

The increase in our consolidated results over prior year pro forma results on an annual basis was driven primarily by higher sales in our Specialty Chemicals, Specialty Compounds and Advanced Ceramics segments. Net sales and Adjusted EBITDA in the fourth quarter of 2005 as compared to 2004 were negatively impacted by the weaker euro.

Segment Results: 2005 as compared to As Reported 2004

Adjusted EBITDA changes year on year were generally due to the same reasons discussed below on a pro forma basis along with the impact of the actual results in 2004 not including the results of the businesses acquired in the Dynamit Nobel acquisition prior to the acquisition date of July 31, 2004, the Johnson Matthey business prior to August 31, 2004 and any results from Groupe Novasep.

Segment Results: 2005 versus Pro Forma 2004

Performance Additives

Net sales were flat in the fourth quarter year on year while Adjusted EBITDA decreased 13.8%. Net sales were flat as volume increases in our Pool and Spa chemicals business were offset by unfavorable currency changes, lower volumes in our Timber Treatment Chemicals business on soft demand in the treated wood market and lower volumes in our Color Pigments and Services business due to decreased construction business in Europe. Adjusted EBITDA decreased primarily due to higher raw material costs, particularly higher copper costs in our Timber Treatment Chemicals business, and higher energy costs in the Color Pigments and Services business, partially offset by lower selling, general and administrative expenses primarily in our Timber Treatment Chemicals and Color Pigments and Services businesses.

Full year 2005 net sales increased 0.9% and Adjusted EBITDA decreased 4.3% compared to the prior year. The net sales increase was primarily due to selling price increases to offset raw material and energy cost increases throughout the segment and volume increases in our Pool and Spa chemicals business partially offset by volume declines in the Timber Treatment Chemicals, Color Pigments and Services and Clay-based Additives businesses. The Adjusted EBITDA decrease was due to the sales volume declines occurring in higher margin products and higher raw material and energy costs.

Specialty Compounds

Net sales increased 24.6% and Adjusted EBITDA increased 26.2% in the fourth quarter year on year primarily due to higher selling prices and increased volumes, partially offset by continued rising raw material costs.

Full year 2005 net sales increased 18.5% compared to the prior year due to higher selling prices and increased volume in wire and cable products. Adjusted EBITDA increased 2.4% as the above increases were partially offset by rising raw material costs.

Electronics

Net sales increased 9.0% while Adjusted EBITDA decreased 12.3% in the fourth quarter year on year. Continued selling price declines in our Wafer Reclaim business and higher general manufacturing costs were partially offset by increased volumes in our Electronic Chemicals business. We experienced continued strong volume growth particularly in printed circuit board chemicals due to our expansion in China as well as increased demand for cell phone and personal computer products.

For the full year 2005, net sales increased 8.1% while Adjusted EBITDA declined 6.9% as the Electronic Chemicals’ volume increases were insufficient to offset the Wafer Reclaim selling price and volume declines and higher manufacturing costs.

Specialty Chemicals

Net sales decreased 2.3% and Adjusted EBITDA increased 10.8% in the fourth quarter year on year. Net sales declined due to the weaker euro in the fourth quarter partially offset by volume increases in aerospace, automotive and lithium applications and selling price increases. Adjusted EBITDA increased despite the impact of the weaker euro due to lower manufacturing costs, lower selling, general and administrative expenses and equity income from joint ventures offsetting the impact of the net sales decline.

Full year net sales and Adjusted EBITDA increased 10.8% and 23.2%, respectively, due to volume increases in aerospace, automotive and lithium applications and selling price increases.

Titanium Dioxide Pigments

Net sales increased 3.1% while Adjusted EBITDA declined 5.2% in the fourth quarter year on year. The increase in net sales resulted from increased volumes of our titanium dioxide products in rutile grade and increased net sales of certain recycling products, partially offset by weaker demand in the synthetic fiber market primarily due to historically low cotton prices and the unfavorable impact of currency changes. Adjusted EBITDA declined as a result of higher raw material, energy and manufacturing costs that offset the impact of the sales increase.

Net sales and Adjusted EBITDA improved 2.0% and 2.4%, respectively, on a full year basis as cost reduction measures and increased sales of titanium dioxide products in rutile grade and certain recycling products were partially offset by weaker demand in the synthetic fiber market and higher raw material and energy costs.

Advanced Ceramics

Net sales decreased 4.1% while Adjusted EBITDA increased 11.7% in the fourth quarter year on year. Net sales were lower due to the impact of the weaker euro and decreased selling prices in the electronic applications business, partially offset by the favorable mix of Piezo applications. Adjusted EBITDA was up primarily due to the favorable mix of more profitable Piezo applications and lower selling, general and administrative expenses.

Full year net sales and Adjusted EBITDA increased 5.8% and 16.8%, respectively, due to increased volumes of medical products, a favorable mix of Piezo applications and lower selling, general and administrative expenses.

Groupe Novasep

Net sales decreased 3.1% and Adjusted EBITDA decreased 16.6% in the fourth quarter year on year primarily from lower sales at the Rohner facility due to continued capacity utilization issues and the unfavorable impact of currency changes.

Full year net sales increased 12.0% while Adjusted EBITDA decreased 15.1%. Net sales increases resulted from acquisitions consummated in late 2004 by Novasep prior to the combination with our businesses as well as net sales generated in lower margin yielding applications. We incurred losses at the Rohner facility due to continued capacity utilization issues in 2005. This facility was sold in March 2006.

Other income (expense)

Interest expense, net.  For the fourth quarter of 2005, interest expense, net, decreased $24.1 million. The fourth quarter of 2005 and 2004 included a gain of $9.8 million and a loss of $0.8 million, respectively, representing the movement in the mark-to-market valuation of our interest rate and cross-currency hedging instruments, as well as $2.3 million and $2.9 million, respectively, of amortization expense related to deferred financing costs. Also, the fourth quarter of 2005 included $3.9 million of cash received related to interest income on a note receivable in connection with the sale of a business by Dynamit Nobel prior to the Dynamit Nobel acquisition. The remaining decrease of $9.0 million was primarily due to lower interest related to debt repaid from the IPO proceeds.

Refinancing expenses. In the fourth quarter of 2005, we expensed $1.0 million related to an amendment to our senior credit agreement. In the fourth quarter of 2004, we incurred refinancing expenses of $24.3 million, primarily related to the write-off of deferred financing costs on long-term debt that was refinanced.

Foreign exchange (loss) gain, net.  In the fourth quarter of 2005 and 2004, we had foreign exchange losses of $1.5 million and $91.1 million, respectively. The euro strengthened from the beginning of the fourth quarter of 2004 to the end of the fourth quarter of 2004 causing a significant loss related to our euro-denominated debt when re-measured into U.S. dollars in the prior year.

Other, net. In the fourth quarter of 2005, we recorded certain gains aggregating $6.9 million, primarily related to the collection of a note receivable that was previously reserved for in connection with the sale of a business by Dynamit Nobel prior to the Dynamit Nobel acquisition and sales of property, plant and equipment.

Income tax provision

We recorded an income tax provision of $19.3 million in the fourth quarter of 2005 on pre-tax income of $0.8 million. Included in the tax provision was a valuation allowance of $8.0 million on the deferred tax asset related to the Rohner impairment charge and $2.2 million of valuation allowance on U.S. deferred taxes resulting from net operating loss carryforwards. We recorded an income tax provision of $33.9 million in the fourth quarter of 2004 on a pre-tax loss of $136.0 million. Included in the 2004 tax provision is the recording of a valuation allowance of $104.3 million to reduce U.S. deferred tax assets. The effective tax rate in both periods was impacted by a valuation allowance in certain other jurisdictions as well as the impact of foreign tax rate differentials.

Net income (loss) and earnings (loss) per share

Net loss in the fourth quarter of 2005 was $17.8 million compared to a net loss of $169.9 million in the fourth quarter of 2004.

Basic and diluted loss per share was $(0.24) per share in the fourth quarter of 2005 compared to a basic and diluted loss per share of $(3.41) per share in the fourth quarter of 2004.

Net loss in the fourth quarter of 2005 was $17.8 million and $(0.24) per share on a diluted basis (using diluted shares of 73,779 thousand under the treasury stock method based on the weighted average shares outstanding for the fourth quarter of 2005). Included in this amount are impairment charges of $45.0 million and $(0.61) per share ($35.4 million charge and $(0.48) per share net of minority interest income) recorded primarily in connection with the downsizing of our manufacturing operations at our Rohner facility; a minority interest charge of $8.3 million and $(0.11) per share related to a loan guarantee in connection with the Rohner downsizing; restructuring and related charges of $5.2 million, or $3.3 million after tax and $(0.04) per share; foreign exchange losses on euro denominated debt of $1.5 million, or $0.9 million after tax and $(0.01) per share; net other non-recurring income of $9.0 million, or $5.6 million after tax and $0.08 per share; mark-to-market valuation gains on our interest rate and cross-currency hedging instruments of $9.8 million, or $6.0 million after tax and $0.08 per share and $2.2 million, or $(0.03) per share of additional tax valuation allowances.

Full year 2005 net income was $95.8 million compared to a 2004 net loss of $216.1 million.

Full year 2005 basic and diluted earnings per share were $1.55 and $1.52 per share, respectively. Full year 2004 basic and diluted loss per share was $(6.66) per share.

Full year 2005 net income per share on a pro forma basis using the actual net income of $95.8 million and the pro forma diluted shares of 74,648 thousand (see (a) below) was $1.28 per share. Included in this amount are IPO related charges of $36.6 million, or $23.8 million after tax and $(0.32) per share. Full year 2005 net income also includes impairment charges of $45.0 million and $(0.60) per share ($35.4 million charge and $(0.47) per share net of minority interest income) recorded primarily in connection with the downsizing of our manufacturing operations at our Rohner facility; a minority interest charge of $8.3 million and $(0.11) per share related to a loan guarantee in connection with the Rohner downsizing; restructuring and related charges of $14.4 million, or $9.0 million after tax and $(0.12) per share; inventory write-up reversals of $3.1 million, or $2.1 million after tax and $(0.03) per share; foreign exchange gains on euro denominated debt of $114.6 million, or $69.3 million after tax and $0.93 per share; mark-to-market valuation gains on our interest rate and cross-currency hedging instruments of $22.4 million, or $13.8 million after tax and $0.18 per share; other non-recurring income of $4.2 million, or $2.6 million after tax and $0.04 per share; and $18.1 million, or $0.24 per share of valuation allowance decreases on US deferred tax assets related to net operating loss carry-forwards. In addition, full year 2005 interest expense related to debt repaid with IPO proceeds was $33.3 million, or $20.5 million after tax and $(0.27) per share.

(a) The per share calculations for individual net income components have been computed on a pro forma diluted basis using the average shares and common stock equivalents outstanding (78,624 thousand) from the date of our IPO through December 31, 2005. Under the treasury stock method used in calculating diluted earnings per share, this equates to 74,648 thousand shares on a full year basis in 2005. These calculations also include the tax effect of individual components at the applicable statutory tax rate versus the effective tax rate.

Free Cash Flow: Pro Forma

Our free cash flow on a pro forma basis was $133.3 million in 2005. This amount consists of Adjusted EBITDA of $570.9 million less capital expenditures of $199.2 million, change in operating working capital (excluding changes related to nonrecurring or unusual items) of $3.0 million, cash interest expense of $203.4 million and cash taxes paid of $32.0 million. Using pro forma diluted shares of 74,648 thousand (see (a) above), our free cash flow per diluted share on a pro forma basis was $1.79 in 2005. Net debt as of December 31, 2005 and 2004 was $2,741.6 million and $3,269.3 million, respectively.

Conference Call and Webcast

We will host a conference call and webcast to discuss our fourth quarter and full year 2005 results of operations for the period ended December 31, 2005 on Monday, March 20, 2006 at 11 a.m. Eastern Standard Time. The dial-in number to access via conference call in the U.S. is (800) 553-0329 and the international dial-in number is (612) 332-0932. No access code is needed for either call. A replay of the conference call will be available through March 27, 2006 at (800) 475-6701 in the U.S., access code: 799694, and internationally at (320) 365-3744, access code: 799694.

Annual Meeting of Shareholders

Our 2006 Annual Meeting of Shareholders will be held at 9:00 a.m., Eastern Standard Time, on Wednesday, May 24, 2006 at the Hyatt Regency Princeton at 102 Carnegie Center, Princeton, NJ 08540-6293.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures”, specifically, a discussion of Adjusted EBITDA (net income plus interest expense, net, income tax provision (benefit) and depreciation and amortization). Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied for EBITDA as adjusted targets), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with the Company’s debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income (loss) is contained in the press release. We strongly urge you to review the reconciliation information. In addition, the Company discusses sales growth in terms of nominal (actual) and organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), net income per share on a pro forma diluted basis and certain other charges and non-recurring costs on a pro forma diluted per share basis. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is the ultimate parent company of Rockwood Specialties Group, Inc., a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,800 people and net sales of approximately $3.1 billion in 2005. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, titanium dioxide pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s Registration Statement on Form S-1 (Amendment No. 6) dated August 8, 2005 on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
NET SALES	$762.4	$715.6	$3,121.2	$1,743.5
COST OF PRODUCTS SOLD	530.6	511.3	2,167.3	1,267.6

GROSS PROFIT	231.8	204.3	953.9	475.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	147.1	150.5	598.6	327.7
IMPAIRMENT CHARGES	45.1	11.0	45.1	11.0
RESTRUCTURING CHARGES, net	5.2	1.0	13.9	1.1
MANAGEMENT SERVICES AGREEMENT TERMINATION FEE	—	—	10.0	—

OPERATING INCOME	34.4	41.8	286.3	136.1

OTHER INCOME (EXPENSES)
Interest expense, net	(38.0)	(62.1)	(215.6)	(162.1)
Loss on early extinguishment of debt	—	—	(26.6)	—
Refinancing expenses	(1.0)	(24.3)	(1.0)	(27.1)
Foreign exchange (loss) gain, net	(1.5)	(91.1)	114.6	(126.4)
Other, net	6.9	(0.3)	6.9	(4.3)
Net	(33.6)	(177.8)	(121.7)	(319.9)

INCOME (LOSS) BEFORE TAXES AND MINORITY INTEREST	0.8	(136.0)	164.6	(183.8)
INCOME TAX PROVISION	19 .3	33.9	71.8	32.3

NET (LOSS) INCOME BEFORE MINORITY INTEREST	(18.5)	(169.9)	92.8	(216.1)

MINORITY INTEREST	0.7	—	3.0	—

NET (LOSS) INCOME	$(17.8)	$(169.9)	$95.8	$(216.1)

Per share data:
BASIC (LOSS) EARNINGS PER COMMON SHARE	$(0.24)	$(3.41)	$1.55	$(6.66)

DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(0.24)	$(3.41)	$1.52	$(6.66)

Weighted average number of basic shares outstanding	73,779	50,114	59,133	33,054

Weighted average number of diluted shares outstanding	73,779	50,114	60,002	33,054

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

AS REPORTED

	Net Sales			Adjusted EBITDA
($ in millions)	Q4 2005	Q4 2004	% Change	Q4 2005	Q4 2004	% Change
Performance Additives	$160.4	$160.4	0.0%	$30.0	$35.0	-14.3%
Specialty Compounds	59.7	47.9	24.6%	8.2	6.5	26.2%
Electronics	47.2	43.3	9.0%	6.4	7.3	-12.3%
Specialty Chemicals	199.7	204.5	-2.3%	41.0	38.9	5.4%
Titanium Dioxide Pigments	110.2	106.8	3.2%	22.1	23.7	-6.8%
Advanced Ceramics	86.0	89.7	-4.1%	23.8	22.5	5.8%
Groupe Novasep	99.2	63.0	57.5%	16.6	17.8	-6.7%
Corporate	—	—		(10.9)	(13.6)	19.9%
Total	$762.4	$715.6	6.5%	$137.2	$138.1	-0.7%

Adjusted EBITDA Margin				18.0%	19.3%

	Net Sales			Adjusted EBITDA
($ in millions)	YTD 2005	YTD 2004	% Change	YTD 2005	YTD 2004	% Change
Performance Additives	$680.7	$630.9	7.9%	$148.3	$149.2	-0.6%
Specialty Compounds	237.5	200.4	18.5%	29.5	28.8	2.4%
Electronics	181.8	168.1	8.1%	26.9	28.9	-6.9%
Specialty Chemicals	842.0	321.1	162.2%	174.2	60.0	190.3%
Titanium Dioxide Pigments	430.5	175.7	145.0%	86.6	37.8	129.1%
Advanced Ceramics	369.6	146.3	152.6%	93.8	35.8	162.0%
Groupe Novasep	379.1	101.0	275.3%	51.9	23.0	125.7%
Corporate	—	—		(40.3)	(31.1)	-29.6%
Total	$3,121.2	$1,743.5	79.0%	$570.9	$332.4	71.8%

Adjusted EBITDA Margin				18.3%	19.1%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

PRO-FORMA

	Net Sales			Adjusted EBITDA
($ in millions)	Q4 2005	Q4 2004	% Change	Q4 2005	Q4 2004	% Change
Performance Additives	$160.4	$160.4	0.0%	$30.0	$34.8	-13.8%
Specialty Compounds	59.7	47.9	24.6%	8.2	6.5	26.2%
Electronics	47.2	43.3	9.0%	6.4	7.3	-12.3%
Specialty Chemicals	199.7	204.5	-2.3%	41.0	37.0	10.8%
Titanium Dioxide Pigments	110.2	106.9	3.1%	22.1	23.3	-5.2%
Advanced Ceramics	86.0	89.7	-4.1%	23.8	21.3	11.7%
Groupe Novasep	99.2	102.4	-3.1%	16.6	19.9	-16.6%
Corporate	—	—		(10.9)	(12.9)	15.5%
Total	$762.4	$755.1	1.0%	$137.2	$137.2	0.0%

Adjusted EBITDA Margin				18.0%	18.2%

	Net Sales			Adjusted EBITDA
($ in millions)	YTD 2005	YTD 2004	% Change	YTD 2005	YTD 2004	% Change
Performance Additives	$680.7	$674.8	0.9%	$148.3	$154.9	-4.3%
Specialty Compounds	237.5	200.4	18.5%	29.5	28.8	2.4%
Electronics	181.8	168.1	8.1%	26.9	28.9	-6.9%
Specialty Chemicals	842.0	759.6	10.8%	174.2	141.4	23.2%
Titanium Dioxide Pigments	430.5	422.0	2.0%	86.6	84.6	2.4%
Advanced Ceramics	369.6	349.5	5.8%	93.8	80.3	16.8%
Groupe Novasep	379.1	338.6	12.0%	51.9	61.1	-15.1%
Corporate	—	—		(40.3)	(40.1)	-0.5%
Total	$3,121.2	$2,913.0	7.1%	$570.9	$539.9	5.7%

Adjusted EBITDA Margin				18.3%	18.5%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	December 31,				Foreign
	2005	2004	Total	Total	Exchange	Organic	Organic
($ in millions)	(Actual)	(Pro-Forma)	Change in $	Change in %	Effect in $	Change in $	Change in %
Net Sales:
Performance Additives	$160.4	$160.4	$—	—%	$(2.7)	$2.7	1.7%
Specialty Compounds	59.7	47.9	11.8	24.6	(0.8)	12.6	26.3
Electronics	47.2	43.3	3.9	9.0	(1.3)	5.2	12.0
Specialty Chemicals	199.7	204.5	(4.8)	(2.3)	(11.4)	6.6	3.2
Titanium Dioxide Pigments	110.2	106.9	3.3	3.1	(9.9)	13.2	12.3
Advanced Ceramics	86.0	89.7	(3.7)	(4.1)	(6.2)	2.5	2.8
Groupe Novasep	99.2	102.4	(3.2)	(3.1)	(9.5)	6.3	6.2

Total	$762.4	$755.1	$7.3	1.0%	$(41.8)	$49.1	6.5%

	Three Months Ended
	December 31,				Foreign
	2005	2004	Total	Total	Exchange	Organic	Organic
	(Actual)	(Pro-Forma)	Change in $	Change in %	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Performance Additives	$30.0	$34.8	$(4.8)	(13.8)%	$(0.5)	$(4.3)	(12.4)%
Specialty Compounds	8.2	6.5	1.7	26.2	—	1.7	26.2
Electronics	6.4	7.3	(0.9)	(12.3)	(0.1)	(0.8)	(11.0)
Specialty Chemicals	41.0	37.0	4.0	10.8	(2.4)	6.4	17.3
Titanium Dioxide Pigments	22.1	23.3	(1.2)	(5.2)	(2.0)	0.8	3.4
Advanced Ceramics	23.8	21.3	2.5	11.7	(2.0)	4.5	21.1
Groupe Novasep	16.6	19.9	(3.3)	(16.6)	(0.6)	(2.7)	(13.6)
Corporate	(10.9)	(12.9)	2.0	15.5	1.0	1.0	7.8

Total	$137.2	$137.2	$—	—%	$(6.6)	$6.6	4.8%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Year Ended December 31,				Foreign
	2005	2004	Total	Total	Exchange	Organic	Organic
($ in millions)	(Actual)	(Pro-Forma)	Change in $	Change in %	Effect in $	Change in $	Change in %
Net Sales:
Performance Additives	$680.7	$674.8	$5.9	0.9%	$0.9	$5.0	0.7%
Specialty Compounds	237.5	200.4	37.1	18.5	0.7	36.4	18.2
Electronics	181.8	168.1	13.7	8.1	1.7	12.0	7.1
Specialty Chemicals	842.0	759.6	82.4	10.8	6.2	76.2	10.0
Titanium Dioxide Pigments	430.5	422.0	8.5	2.0	(0.6)	9.1	2.2
Advanced Ceramics	369.6	349.5	20.1	5.8	1.3	18.8	5.4
Groupe Novasep	379.1	338.6	40.5	12.0	(1.2)	41.7	12.3

Total	$3,121.2	$2,913.0	$208.2	7.1%	$9.0	$199.2	6.8%

	Year Ended December 31,				Foreign
	2005	2004	Total	Total	Exchange	Organic	Organic
	(Actual)	(Pro-Forma)	Change in $	Change in %	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Performance Additives	$148.3	$154.9	$(6.6)	(4.3)%	$1.1	$(7.7)	(5.0)%
Specialty Compounds	29.5	28.8	0.7	2.4	0.2	0.5	1.7
Electronics	26.9	28.9	(2.0)	(6.9)	—	(2.0)	(6.9)
Specialty Chemicals	174.2	141.4	32.8	23.2	1.4	31.4	22.2
Titanium Dioxide Pigments	86.6	84.6	2.0	2.4	(0.1)	2.1	2.5
Advanced Ceramics	93.8	80.3	13.5	16.8	(0.1)	13.6	16.9
Groupe Novasep	51.9	61.1	(9.2)	(15.1)	0.2	(9.4)	(15.4)
Corporate	(40.3)	(40.1)	(0.2)	(0.5)	(0.1)	(0.1)	(0.2)

Total	$570.9	$539.9	$31.0	5.7%	$2.6	$28.4	5.3%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Income before Taxes and Minority Interest to Adjusted EBITDA by Segment

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Three months ended December 31, 2005

Income (loss) before taxes and minority interest	$19.6	$5.1	$0.8	$20.4	$7.3	$13.4	$(40.8)	$(25.0)	$0.8
Interest expense, net	—	(0.8)	1.3	9.2	6.7	3.7	5.7	12.2	38.0
Depreciation and amortization	8.6	4.0	2.8	10.9	8.7	7.6	8.7	0.4	51.7
Impairment charges	0.4	—	—	—	—	—	44.7	—	45.1
Restructuring and related charges	1.6	(0.1)	0.9	2.6	—	2.0	(1.7)	(0.1)	5.2
CCA litigation defense costs	(0.2)	—	—	—	—	—	—	—	(0.2)
Systems/organization establishment expenses	—	—	—	(0.1)	—	0.1	0.2	0.6	0.8
Cancelled acquisition and disposal costs	—	—	0.1	—	—	—	—	0.5	0.6
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Losses (gains) related to asset sales	0.2	—	—	(1.7)	—	(2.9)	—	—	(4.4)
Foreign exchange (gain) loss	(0.2)	—	0.5	0.1	—	(0.1)	(0.2)	1.4	1.5
Other	—	—	—	(0.4)	(0.6)	—	—	(1.9)	(2.9)

Total Adjusted EBITDA	$30.0	$8.2	$6.4	$41.0	$22.1	$23.8	$16.6	$(10.9)	$137.2

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Three months ended December 31, 2004

Income (loss) before taxes and minority interest	$17.2	$2.5	$(13.1)	$(5.2)	$(4.9)	$(8.1)	$3.6	$(128.0)	$(136.0)
Interest expense, net	5.4	(0.4)	1.3	21.6	14.6	15.8	3.5	0.3	62.1
Depreciation and amortization	10.2	3.6	5.3	11.1	11.5	7.7	5.6	(0.2)	54.8
Impairment charges	—	—	11.0	—	—	—	—	—	11.0
Restructuring and related charges	0.3	0.3	—	0.4	—	—	—	—	1.0
Systems/organization establishment expenses	0.2	—	0.2	0.1	—	—	—	1.8	2.3
Cancelled acquisition and disposal costs	—	—	0.2	—	—	—	—	0.2	0.4
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Inventory write-up reversal	0.5	—	—	12.7	2.3	6.4	4.5	—	26.4
Write-off of deferred debt issuance costs	0.4	0.2	0.1	—	—	—	—	22.6	23.3
Foreign exchange loss (gain)	1.1	—	2.4	(0.9)	—	—	0.2	88.3	91.1
Other	(0.3)	0.3	(0.1)	(0.9)	0.2	0.7	0.4	0.4	0.7

Total Adjusted EBITDA	$35.0	$6.5	$7.3	$38.9	$23.7	$22.5	$17.8	$(13.6)	$138.1

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Year ended December 31, 2005

Income (loss) before taxes and minority interest	$85.9	$22.3	$5.2	$89.4	$20.2	$34.1	$(47.8)	$(44.7)	$164.6
Interest expense, net	20.6	(1.6)	5.3	36.2	30.8	30.1	17.5	76.7	215.6
Depreciation and amortization	33.2	8.3	15.3	44.7	36.2	29.8	35.8	3.1	206.4
Impairment charges	0.4	—	—	—	—	—	44.7	—	45.1
Restructuring and related charges	6.3	(0.1)	3.0	4.2	—	2.6	(1.5)	(0.1)	14.4
CCA litigation defense costs	1.1	—	—	—	—	—	—	0.1	1.2
Systems/organization establishment expenses	0.3	—	—	(0.1)	—	0.1	0.2	3.6	4.1
Cancelled acquisition and disposal costs	0.2	—	0.1	—	—	—	—	0.9	1.2
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Inventory write-up reversal	—	—	—	—	—	—	3.1	—	3.1
Management services agreement termination fee	—	—	—	—	—	—	—	10.0	10.0
Loss on early extinguishment of debt	1.1	0.6	0.3	—	—	—	—	24.6	26.6
Losses (gains) related to asset sales	0.2	—	—	(1.7)	—	(2.9)	—	—	(4.4)
Foreign exchange (gain) loss	(1.0)	—	(2.3)	1.9	—	—	(0.1)	(113.1)	(114.6)
Other	—	—	—	(0.4)	(0.6)	—	—	(2.4)	(3.4)

Total Adjusted EBITDA	$148.3	$29.5	$26.9	$174.2	$86.6	$93.8	$51.9	$(40.3)	$570.9

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Year ended December 31, 2004

Income (loss) before taxes and minority interest	$88.3	$21.0	$(10.1)	$(7.1)	$0.3	$(13.8)	$(1.0)	$(261.4)	$(183.8)
Interest expense, net	26.8	(0.7)	5.4	24.3	15.7	16.6	5.5	68.5	162.1
Depreciation and amortization	32.0	7.7	20.8	17.4	15.0	11.5	9.8	1.0	115.2
Impairment charges	—	—	11.0	—	—	—	—	—	11.0
Restructuring and related charges	0.5	0.3	—	0.3	—	—	—	—	1.1
Systems/organization establishment expenses	0.2	—	0.2	0.1	—	—	—	4.3	4.8
Cancelled acquisition and disposal costs	—	—	0.2	—	—	—	—	0.3	0.5
Stamp duty tax	—	—	—	—	—	—	—	4.0	4.0
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Cost incurred related to debt modifications	—	—	—	—	—	—	—	2.0	2.0
Inventory write-up reversal	1.0	—	—	25.4	6.6	20.8	7.3	—	61.1
Write-off of deferred debt issuance costs	0.4	0.2	0.1	—	—	—	—	24.4	25.1
Foreign exchange loss (gain)	0.3	—	1.4	(0.9)	—	—	0.2	125.4	126.4
Other	(0.3)	0.3	(0.1)	0.5	0.2	0.7	0.4	0.4	2.1

Total Adjusted EBITDA	$149.2	$28.8	$28.9	$60.0	$37.8	$35.8	$23.0	$(31.1)	$332.4

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Three months ended December 31, 2005

Income (loss) before taxes and minority interest	$19.6	$5.1	$0.8	$20.4	$7.3	$13.4	$(40.8)	$(25.0)	$0.8
Interest expense, net	—	(0.8)	1.3	9.2	6.7	3.7	5.7	12.2	38.0
Depreciation and amortization	8.6	4.0	2.8	10.9	8.7	7.6	8.7	0.4	51.7
Impairment charges	0.4	—	—	—	—	—	44.7	—	45.1
Restructuring and related charges	1.6	(0.1)	0.9	2.6	—	2.0	(1.7)	(0.1)	5.2
CCA litigation defense costs	(0.2)	—	—	—	—	—	—	—	(0.2)
Systems/organization establishment expenses	—	—	—	(0.1)	—	0.1	0.2	0.6	0.8
Cancelled acquisition and disposal costs	—	—	0.1	—	—	—	—	0.5	0.6
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Losses (gains) related to asset sales	0.2	—	—	(1.7)	—	(2.9)	—	—	(4.4)
Foreign exchange (gain) loss	(0.2)	—	0.5	0.1	—	(0.1)	(0.2)	1.4	1.5
Other	—	—	—	(0.4)	(0.6)	—	—	(1.9)	(2.9)

Total Adjusted EBITDA	$30.0	$8.2	$6.4	$41.0	$22.1	$23.8	$16.6	$(10.9)	$137.2

PRO-FORMA

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Three months ended December 31, 2004

Income (loss) before taxes and minority interest	$16.6	$3.9	$(13.3)	$11.3	$6.8	$(1.2)	$6.6	$(152.3)	$(121.6)
Interest expense, net	7.5	(0.1)	1.6	10.1	6.5	6.9	2.2	26.9	61.6
Depreciation and amortization	8.5	1.9	5.2	9.5	7.1	6.4	6.0	0.3	44.9
Impairment charges	—	—	11.0	—	—	—	—	—	11.0
Restructuring and related charges	0.3	0.3	—	0.3	—	(0.1)	(0.3)	—	0.5
Systems /organization establishment expenses	0.2	—	0.2	0.1	—	—	—	1.8	2.3
Cancelled acquisition and disposal costs	—	—	0.2	—	—	—	—	0.2	0.4
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Inventory write-up reversal	0.5	—	—	12.7	2.3	6.4	4.5	—	26.4
Write-off of deferred debt issuance costs	0.4	0.2	0.1	—	—	—	—	22.6	23.3
Foreign exchange loss (gain)	1.1	—	2.4	(0.9)	—	—	0.9	86.7	90.2
Other	(0.3)	0.3	(0.1)	(6.1)	0.6	2.9	(0.8)	0.7	(2.8)

Total Adjusted EBITDA	$34.8	$6.5	$7.3	$37.0	$23.3	$21.3	$19.1	$(12.1)	$137.2

AS REPORTED

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Year ended December 31, 2005

Income (loss) before taxes and minority interest	$85.9	$22.3	$5.2	$89.4	$20.2	$34.1	$(47.8)	$(44.7)	$164.6
Interest expense, net	20.6	(1.6)	5.3	36.2	30.8	30.1	17.5	76.7	215.6
Depreciation and amortization	33.2	8.3	15.3	44.7	36.2	29.8	35.8	3.1	206.4
Impairment charges	0.4	—	—	—	—	—	44.7	—	45.1
Restructuring and related charges	6.3	(0.1)	3.0	4.2	—	2.6	(1.5)	(0.1)	14.4
CCA litigation defense costs	1.1	—	—	—	—	—	—	0.1	1.2
Systems/organization establishment expenses	0.3	—	—	(0.1)	—	0.1	0.2	3.6	4.1
Cancelled acquisition and disposal costs	0.2	—	0.1	—	—	—	—	0.9	1.2
Cost incurred related to debt modifications	—	—	—	—	—	—	—	1.0	1.0
Inventory write-up reversal	—	—	—	—	—	—	3.1	—	3.1
Management services agreement termination fee	—	—	—	—	—	—	—	10.0	10.0
Loss on early extinguishment of debt	1.1	0.6	0.3	—	—	—	—	24.6	26.6
Losses (gains) related to asset sales	0.2	—	—	(1.7)	—	(2.9)	—	—	(4.4)
Foreign exchange (gain) loss	(1.0)	—	(2.3)	1.9	—	—	(0.1)	(113.1)	(114.6)
Other	—	—	—	(0.4)	(0.6)	—	—	(2.4)	(3.4)

Total Adjusted EBITDA	$148.3	$29.5	$26.9	$174.2	$86.6	$93.8	$51.9	$(40.3)	$570.9

PRO-FORMA

					Titanium
	Performance	Specialty		Specialty	Dioxide	Advanced	Groupe
($ in millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Novasep	Corporate	Consolidated
Year ended December 31, 2004

Income (loss) before taxes and minority interest	$88.6	$20.8	$(11.3)	$34.0	$21.1	$3.3	$18.4	$(297.9)	$(123.0)
Interest expense, net	30.0	(0.5)	6.6	43.9	28.3	30.0	9.9	96.1	244.3
Depreciation and amortization	34.2	7.7	20.8	38.1	28.4	25.5	24.1	1.0	179.8
Impairment charges	—	—	11.0	—	—	—	—	—	11.0
Restructuring and related charges	0.5	0.3	—	0.3	—	—	—	—	1.1
Systems /organization establishment expenses	0.2	—	0.2	0.1	—	—	—	4.3	4.8
Cancelled acquisition and disposal costs	—	—	0.2	—	—	—	—	0.3	0.5
Stamp duty tax	—	—	—	—	—	—	—	4.0	4.0
Cost incurred related to debt modifications	—	—	—	—	—	—	—	2.0	2.0
Inventory write-up reversal	1.0	—	—	25.4	6.6	20.8	7.3	—	61.1
Write-off of deferred debt issuance costs	0.4	0.2	0.1	—	—	—	—	24.4	25.1
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Foreign exchange loss (gain)	0.3	—	1.4	(0.9)	—	—	0.9	124.0	125.7
Other	(0.3)	0.3	(0.1)	0.5	0.2	0.7	(0.3)	1.7	2.7

Total Adjusted EBITDA	$154.9	$28.8	$28.9	$141.4	$84.6	$80.3	$61.1	$(40.1)	$539.9

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

AS REPORTED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net (loss) income	$(17.8)	$(169.9)	$95.8	$(216.1)
Income tax provision	19.3	33.9	71.8	32.3
Minority interest	(0.7)	—	(3.0)	—
Income (loss) before taxes and minority interest	0.8	(136.0)	164.6	(183.8)
Interest expense, net	38.0	62.1	215.6	162.1
Depreciation and amortization	51.7	54.8	206.4	115.2
Impairment charges	45.1	11.0	45.1	11.0
Restructuring and related charges	5.2	1.0	14.4	1.1
CCA litigation defense costs	(0.2)	—	1.2	—
Systems/organization establishment expenses	0.8	2.3	4.1	4.8
Cancelled acquisition and disposal costs	0.6	0.4	1.2	0.5
Costs incurred related to debt modifications	1.0	1.0	1.0	2.0
Stamp duty tax	—	—	—	4.0
Inventory write-up reversal	—	26.4	3.1	61.1
Management services agreement termination fee	—	—	10.0	—
Loss on early extinguishment of debt	—	—	26.6	—
Write-off of deferred debt issuance costs	—	23.3	—	25.1
Gains related to asset sales	(4.4)	—	(4.4)	—
Loss from disposed businesses	—	—	—	0.8
Foreign exchange loss (gain)	1.5	91.1	(114.6)	126.4
Other	(2.9)	0.7	(3.4)	2.1
Total Adjusted EBITDA	$137.2	$138.1	$570.9	$332.4

PRO-FORMA

	Three Months Ended	Twelve Months Ended
	December 31, 2004	December 31, 2004

Net loss	$(181.9)	$(190.1)
Income tax provision	60.3	67.1
Loss before taxes and minority interest	(121.6)	(123.0)
Interest expense, net	61.6	244.3
Depreciation and amortization	44.9	179.8
Impairment charges	11.0	11.0
Restructuring and related charges	0.5	1.1
Systems/organization establishment expenses	2.3	4.8
Cancelled acquisition and disposal costs	0.4	0.5
Stamp duty tax	—	4.0
Cost incurred related to debt modifications	1.0	2.0
Inventory write-up reversal	26.4	61.1
Write-off of deferred debt issuance costs	23.3	25.1
Loss from disposed businesses	—	0.8
Foreign exchange loss	90.2	125.7
Other	(2.8)	2.7
Total Adjusted EBITDA	$137.2	$539.9